Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aspyra, Inc.
Calabasas, CA

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-71599 and file No. 333-138795) and on Forms S-3 (File No. 333-150599, file No. 333-134926, and file No. 333-150599) of our report dated April 10, 2009, relating to the consolidated financial statements of Aspyra, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

BDO Seidman, LLP

Los Angeles, California
April 10, 2009